Exhibit 31.1

Section 302 Certificate
Certification Required by Rule 13a-14(a) or 15d-14(a) under the Securities Exchange Act of 1934
I, Alok Maskara, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of Luxfer Holdings PLC; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 10, 2019	__/s/ Alok Maskara____________________
Alok Maskara Chief Executive Officer